[Letterhead of TDC A/S]




Date:      3 September 2004

To: Ashmore Global Special Situations Fund Limited ("GSSF") c/o Ashmore Investment Management Limited ("Ashmore")
           20 Bedfordbury
           London
           WC2N 4BL
           United Kingdom

Facsimile: +44 207 557 4141

From:      TDC A/S  ("TDC")

Re:        Physically-Settled Preferred Stock Share Option Transaction


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Dear Sirs

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction").

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This
Confirmation, together with all other documents referring to an ISDA Master Agreement (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement as if we had executed an agreement in such form (but without any Schedule except for the election of English law as the governing law and USD as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

     General Terms:

        Trade Date:                     3 September 2004

         Option Style:                  American

         Option Type:                   Call

         Seller:                        Ashmore

         Buyer:                         TDC

         Shares: Series A Convertible Preferred Stock, par value USD 0.01 per share, of Hungarian Telephone and Cable Corp., a Delaware corporation ("HTCC").

         Number of Options:             18,000

         Strike Price:                  In the event that the Options are
                                        exercised during the portion of the
                                        Exercise Period that:

                                        (i)   commences on the Commencement Date
                                              and ends on the 14th day after the
                                              Commencement Date, USD 55.11 per
                                              Share;

                                        (ii)  commences on the 15th day after
                                              the Commencement Date and ends on
                                              the 28th day after the
                                              Commencement Date, USD 55.44 per
                                              Share;

                                        (iii) commences on the 29th day after
                                              the Commencement Date and ends on
                                              the 42nd day after the
                                              Commencement Date, USD 55.88 per
                                              Share; and

                                        (iv)  commences on the 43rd day after
                                              the Commencement Date and ends on
                                              the Expiration Date, USD 56.32 per
                                              Share.

         Premium:                       USD 1.00

         Premium Payment Date:          The Trade Date

         Exchange:                      Such exchange or quotation system,  if
                                        any, as the Calculation Agent considers
                                        appropriate

         Related Exchange(s):           Such exchange or quotation system, if
                                        any, as the Calculation Agent considers
                                        appropriate

         Knock-in Event:                Applicable.
                                        For the purposes of this Option
                                        Transaction, the Knock-In Event is (i)
                                        the release by the Escrow Agent (as
                                        defined in Exhibit C to the Purchase
                                        and Sale Agreement, dated the date
                                        hereof, between CU Capital LLC (formerly
                                        CU Capital Corp.) and GSSF (the "GSSF
                                        Purchase and Sale Agreement")) of (x)
                                        new share certificates to GSSF (as
                                        buyer) and (y) the Purchase Price (as
                                        defined in the GSSF Purchase and Sale
                                        Agreement) to the seller thereunder
                                        pursuant to the GSSF Purchase and Sale
                                        Agreement and (ii) the exercise by TDC
                                        of both the EMDCD Option and the
                                        AEEP Option. For the purposes hereof
                                        "EMDCD Option" means the
                                        Physically-Settled Common Stock Share
                                        Option Transaction between EMDCD and TDC and "AEEP Option" means the
                                        Physically-Settled Common Stock Share
                                        Option Transaction between AEEP and TDC, each with a Trade Date as of the Trade
                                        Date of this Transaction.

         Knock-in Determination Day(s): Any Scheduled Trading Day during the
                                        Exercise Period

     Procedures for Exercise:

         Commencement Date:             The date of the signing of the GSSF
                                        Purchase and Sale Agreement

         Latest Exercise Time:         5:00 p.m. (local time in London, England)

         Expiration Time:              5:00 p.m. (local time in London, England)

         Expiration Date:               60 days after the Commencement Date

         Multiple Exercise:             Not Applicable

         Automatic Exercise:            Not Applicable

         Seller's Telephone
         Number, and
         Facsimile Number and Contact
         Details for purpose of
         giving Notice:                 Stephen Iles/Tim Davis,
                                        Funds Administration Department
                                        Tel:  +44 207 557 4100
                                        Fax:  +44 207 557 4141

     Settlement Terms:

         Physical Settlement:           Applicable

         Settlement Currency:           USD

     Dividends:

         Extraordinary Dividends:       As determined by the Calculation Agent

     Adjustments:

         Method of Adjustment:          Calculation Agent Adjustment

     Extraordinary Events:

     Consequences of Merger Events:

                Share-for-Share:        Calculation Agent Adjustment

                Share-for-Other:        Calculation Agent Adjustment

                Share-for-Combined:     Calculation Agent Adjustment

     Tender Offer: Applicable

     Consequences of Tender Offers:

                Share-for-Share:        Calculation Agent Adjustment

                Share-for-Other:        Calculation Agent Adjustment

                Share-for-Combined:     Calculation Agent Adjustment

     Composition of Combined
     Consideration:                     Not Applicable

     Nationalization, Insolvency
     or Delisting:                      Negotiated Close-Out

     Non-Reliance: Applicable

     Agreements and Acknowledgments
     Regarding Hedging Activities:         Applicable

     Additional Acknowledgments:           Applicable

2.   Calculation Agent:       Party A and  Party B. If at any  time the  parties
                              are unable to agree on a determination  within one
                              Business Day of the day on which a determination would, but for such inability, be made, each party agrees to be bound by the determination of an independent leading dealer in shares, mutually selected by the parties, who shall act as the substitute Calculation Agent for the purposes of that determination, with the fees and expenses of such substitute Calculation Agent (if any) to be met equally by the parties. If the parties are unable to agree on an independent leading dealer to act as substitute Calculation Agent, each party shall select an independent leading dealer and such independent dealers shall agree on an independent third party who shall be deemed to be the substitute Calculation Agent for the purposes of that determination.

3.   Account Details:

     Account for payments to GSSF:              Barings (Guernsey) Limited
                                                Account No.: 10454720230
                                                ABA No.: 02600112
                                                CHIPS UID: 0112/177860
                                                Swift Code: CNORUS33
                                                For further credit to GSSF 18887

     Account for delivery of
     Shares to TDC:           Certificates   representing   the   Shares  to  be
                              delivered (and held in escrow to the order of GSSF by Clifford Chance until confirmation of the receipt of payment by GSSF), in genuine unaltered form, duly endorsed in blank or accompanied by duly executed stock powers in blank, with all requisite stock transfer tax stamps, if any, attached thereto, to the offices of:

                              Clifford Chance Limited
                              10 Upper Bank Street
                              Canary Wharf
                              London  E14 5JJ
                              United Kingdom
                              Attn: Gil Michel-Garcia

4.   Offices:

     (a)  The Office of TDC for the Transaction is:

          TDC A/S
          Noerregade 21
          0900 Copenhagen C
          Denmark
          Attn: Thomas Gelting
          Tel no. +45 33 99 80 63
          Fax no. +45 33 99 80 55

          and

     (b)  The Office of GSSF for the Transaction is:

          Barings (Guernsey) Limited
          P.O. Box 71
          Trafalgar Court
          Les Banques
          St. Peter Port
          Guernsey GY1 3DA
          Attn: Sarah Brovard
          Tel no. +44 14 81 74 54 93
          Fax no. +44 14 81 74 50 58

5.   Governing law: English law

6.   ASHMORE AS AGENT

6.1 All the provisions of this Confirmation (and the related agreement in the form of the 2002 ISDA Master Agreement) apply with GSSF as principal. For the avoidance of doubt, but without limitation, the events set forth in
     Section 5 and 6 of such ISDA Master Agreement apply in relation to GSSF as principal.

6.2  GSSF represents and warrants to TDC that:

     (i) it is duly established under the laws of the jurisdiction of its establishment and, if relevant under such laws, in good standing;

     (ii) Ashmore has the authority to enter into this Confirmation and to execute this Confirmation as agent on behalf of GSSF and to give instructions for settlement of the same utilising assets of GSSF as principal; and

    (iii) Ashmore has been duly appointed and authorised by GSSF as principal to enter into this Confirmation on behalf of, and to bind, GSSF as principal and its assets.

6.3 GSSF warrants and undertakes to TDC that it will, as soon as reasonably practicable, notify TDC if Ashmore's appointment as agent for GSSF as principal is terminated.

7.1 GSSF agrees and covenants to enter into a Stockholders' Agreement with TDC and/or its assigns, promptly after the Trade Date, substantially in the form attached hereto as Annex I.

7.2 GSSF agrees that TDC may transfer its rights and obligations hereunder to any of its Affiliates provided however that TDC shall be liable to GSSF for the performance of all of any such Affiliate's obligations hereunder after any such transfer.

7.3 TDC represents and warrants to GSSF that it (A) understands that the Shares have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "Securites Act"), or under any state securities laws of the United States, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof in violation of any applicable securities laws, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning HTCC and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Shares.

7.4 TDC represents and warrants to GSSF that it (A) is a sophisticated buyer with respect to the purchase of the Shares, (B) has adequate information concerning the business and financial condition of HTCC to make an informed decision regarding the purchase of the Shares, (C) has independently and without reliance upon GSSF, and based on such information as TDC has deemed appropriate, made its own analysis and decision to enter into this Agreement, (D) understands that the Shares are "restricted securities" (within the meaning of Rule 144 of Securities Act) have not been registered under the Securities Act, and cannot be resold except pursuant to registration under the Securities Act or an exemption from registration; and (E) acknowledges that the certificates representing the Shares shall bear a legend noting their restricted nature.

7.5 GSSF agrees and covenants to use its commercially reasonable endeavours, after the Exercise, to cause TDC to become a party to, and have the benefits and obligations of a Stockholder (as defined in the GSSF Purchase and Sale Agreement) under, the Registration Agreement (as defined in the GSSF Purchase and Sale Agreement).











Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation in the space provided below and returning it to us.

                                              Yours sincerely

                                               TDC A/S

                                               By: _____________________________

                                               Name:
                                               Title:





Confirmed as of the date first above written:

ASHMORE GLOBAL SPECIAL SITUATIONS FUND LIMITED
BY ITS AGENT
ASHMORE INVESTMENT MANAGEMENT LIMITED

By:  _______________________________________

Name:
Title:

                                     ANNEX I


                        [Form of Stockholders Agreement]